UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2008

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 895, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2008, Global Clean Energy Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement with the four shareholders of Technology Alternatives Limited, a company formed under the Laws of Belize (“TAL”), pursuant to which the Company agreed to purchase all of the issued and outstanding shares of TAL. TAL owns and operates a 400 acre farm in subtropical Belize, Central America, that currently is producing Jatropha. TAL also has been performing plant science research and has been providing technical advisory services for propagation of Jatropha for a number of years. For additional information regarding the Stock Purchase Agreement, see the discussion under Item 2.01, below, which is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 29, 2008, the Company executed a Stock Purchase Agreement with the four shareholders of TAL (the “Sellers”), and concurrently therewith consummated the transactions contemplated thereby. The Sellers are unaffiliated persons residing in the United Kingdom. Pursuant to the Stock Purchase Agreement, the Company purchased from the Sellers 100% of the issued and outstanding shares of TAL, thereby making TAL a wholly-owned subsidiary of the Company. In consideration for the shares of TAL, the Company issued to the four Sellers an aggregate of 12,702,757 unregistered shares of the Company’s common stock.

The Sellers had previously made loans to TAL to fund the operations of TAL. As of the closing of the transaction contemplated by the Stock Purchase Agreement, the remaining outstanding balance of these loans, in the aggregate, was U.S. $453,611. At the closing, the promissory notes evidencing these loans were replaced by new promissory notes (the “Notes”) issued by TAL. The Notes have the following terms: (i) Interest free for 90 days; (ii) Interest accrues at an annual rate of 8% per annum commencing on the 91st day after the issuance of the Notes; (iii) Interest is payable monthly in arrears; (iv) A minimum principal payment of $68,000 is payable during the first 90 days of the Notes; (v) The entire remaining unpaid balance of the Notes is be due and payable on the 180th day following the closing date; (vi) TAL and/or the Company may prepay the Notes at any time without penalty, and the Company is required to prepay the Notes if and when it receives future funding in an amount that, in the Company’s reasonable discretion, is sufficient to permit the prepayment of the Notes without adversely affecting the Company’s operations or financial condition. The Notes are secured by the deed of legal mortgage on the 400 acre farm owned by TAL. Accordingly, in the event that TAL and/or the Company defaults under the Notes, the Sellers will have the right to foreclose on the 400 acre Jatropha farm.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

As consideration for all of the issued and outstanding shares of TAL, on October 29, 2008 the Company issued to the Sellers a total of 12,702,757 shares of the Company’s common stock in accordance with the Stock Purchase Agreement referred to in Item 1.01, above. The issuance of the shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof in that the issuance did not involve a public offering.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 30, 2008, the Company issued a press release in which it announced the Stock Purchase Agreement and the closing of the purchase of the TAL shares. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

Date: November 6, 2008	By:	/s/ RICHARD PALMER
Richard Palmer, Chief Executive Officer